Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Ardea Biosciences, Inc. of our report dated March 30, 2007 relating to the consolidated financial statements of Ardea Biosciences, Inc. for the year ended December 31, 2006.
      We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Stonefield Josephson, Inc.
San Francisco, California
January 17, 2008